                                 Exhibit 8(b)(4)
                   Fifth Amendment to Participation Agreement

                   FIFTH AMENDMENT TO PARTICIPATION AGREEMENT

Western Reserve Life Assurance Co. of Ohio, Variable Insurance Products Fund II and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated June 14, 1999, as amended, by doing the following:

     The Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective the 1/st/ day of May, 2004.

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

By:         /s/ Priscilla I. Hechler
       --------------------------------
Name:  Priscilla I. Hechler
Title: Assistant Vice President and Assistant Secretary


VARIABLE INSURANCE PRODUCTS FUND II

By:    ________________________________
Name:  ________________________________
Title: Treasurer


FIDELITY DISTRIBUTORS CORPORATION

By:          /s/ Don Holborn
       ---------------------------
       Don Holborn
       Executive Vice President

                                   Schedule A

                   Separate Accounts and Associated Contracts

Name of Separate Account and                         Policy Form Numbers of Contracts
Date Established by Board of Directors               Funded By Separate Account
--------------------------------------               --------------------------
WRL Series Life Account (est. July 16, 1985)
-------------------------------------------

Product:                                             Form Number:
WRL Freedom Equity Protector (FEP)                   VLB.01.07.89
WRL Freedom Financial Builder (FFB)                  VL03
WRL Freedom Elite                                    VL90
WRL Freedom Navigator
       Single Life Product                           VL10
       Joint Second-to-Die Product                   VL20
WRL Freedom SP Plus                                  VLS.03-02.90
WRL Freedom Wealth Protector                         JLS01
WRL Xcelerator                                       VL07
WRL Freedom Elite Builder II                         VL08

WRL Series Annuity Account (est. April 12, 1988)
------------------------------------------------

Product:                                             Form Number:
WRL Freedom Attainer                                 VA00010 w/Schedule Page VA00010-A
WRL Freedom Bellwether                               VA00010 w/ Schedule Page VA00010-B
WRL Freedom Conqueror                                VA00010 w/ Schedule Page VA00010-C
WRL Freedom Variable Annuity                         VA.02.06.88
WRL Freedom Wealth Creator                           VA16
WRL Freedom Enhancer                                 VA25
WRL Freedom Premier                                  WL18
WRL Freedom Access                                   WL17

Separate Account VA U (est. August 4, 2003)
-------------------------------------------

Product:                                              Form Number:
WRL Freedom Premier III                               AV922 101 177 703

Separate Account VA V (est. December 17, 2003)
----------------------------------------------

Product:                                             Form Number:
WRL Freedom Multiple                                 AV1086 101 183 1203